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                        Thoratec Laboratories Corporation


                 STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS



                                                             Fiscal Years Ended
                                            --------------------------------------------------------------

                                                    1996                 1995                 1994
                                            --------------------  -------------------  -------------------
Number of common shares                               14,933,136           14,243,610           14,149,457
outstanding for entire period

Weighted average number of shares                        809,011                   --                   --
issued in public placement

Weighted average number of shares                             --              170,824                   --
issued in private placement

Weighted average number of shares
issued upon conversion of convertible                    856,761                   --                   --
notes and exercise of warrants

Weighted average number of shares
issued upon exercise of options                           94,912               14,105               43,164
                                            --------------------  -------------------  -------------------

Weighted average number of common
shares outstanding                                    16,693,820           14,428,539           14,192,621
                                            ====================  ===================  ===================

Net loss                                    $         (3,262,741) $        (1,894,166) $        (1,646,898)
                                            ====================  ===================  ===================

Net loss per common share                   $               (.20) $              (.13) $              (.12)
                                            ====================  ===================  ===================


                                                    Exhibit 11